Exhibit 99.1
Contact Info: Joseph R. Lussier, Executive Vice President, Chief Financial Officer and Treasurer (978) 656-5578

Enterprise Bancorp, Inc. Announces First Quarter Financial Results

LOWELL, MA, April 17, 2025 (GLOBE NEWSWIRE) - Enterprise Bancorp, Inc. ("Enterprise") (NASDAQ: EBTC), parent of Enterprise Bank, announced its financial results for the three months ended March 31, 2025. Net income amounted to $10.4 million, or $0.84 per diluted common share, for the three months ended March 31, 2025, compared to $10.7 million, or $0.86 per diluted common share, for the three months ended December 31, 2024 and $8.5 million, or $0.69 per diluted common share, for the three months ended March 31, 2024.

On December 9, 2024, Enterprise announced its intention to merge with Rockland Trust Company, a wholly owned subsidiary of Independent Bank Corp. (NASDAQ: INDB). The proposed merger is expected to close in the second half of 2025, subject to customary closing conditions, including regulatory approvals. As previously announced, Enterprise shareholders approved of the proposed merger on April 3, 2025. No vote of Independent Bank Corp. shareholders is required.

Selected financial results at or for the quarter ended March 31, 2025, compared to December 31, 2024, were as follows:
•The returns on average assets and average equity were 0.87% and 11.45%, respectively.
•Tax-equivalent net interest margin (non-GAAP) ("net interest margin") was 3.32%.
•Total loans amounted to $4.05 billion, an increase of 1.7%.
•Total customer deposits (non-GAAP) amounted to $4.15 billion, a decrease of 0.9%.
•Wealth assets under management and administration amounted to $1.51 billion, a decrease of 1.6%.

Chief Executive Officer Steven Larochelle commented, "As we continue to work toward the upcoming merger with Rockland Trust, I am pleased to announce our team delivered strong results in the first quarter. Loan growth was solid at 1.7% for the quarter and 11% for the last twelve months. Operating results compared to the prior year quarter were positively impacted by net interest income growth of 10% resulting from strong loan growth and an increase in net interest margin."

Executive Chairman & Founder George Duncan stated, "Our anticipated merger with Rockland Trust has been well received by our shareholders, customers and communities with shareholders approving the merger on April 3rd. The planning for our integration into Rockland Trust is going well and the anticipated synergies and cultural alignment of our two banks remains attractive."

Net Interest Income
Net interest income for the three months ended March 31, 2025, amounted to $38.7 million, an increase of $3.5 million, or 10%, compared to the three months ended March 31, 2024. The increase was due primarily to an increase in loan interest income of $6.6 million, partially offset by increases in deposit interest expense of $1.0 million and borrowings interest expense of $1.0 million as well as a decrease in income on other interest-earning assets of $637 thousand.

Net Interest Margin
Net interest margin for the three months ended March 31, 2025, December 31, 2024 and March 31, 2024, amounted to 3.32%, 3.29% and 3.20%, respectively.

During the first quarter of 2025, the Company sold non-performing loans with a net book value of $956 thousand, resulting in net recoveries of $461 thousand and loan interest income of $486 thousand. The sale of non-performing loans impacted both loan yields and net interest margin favorably by 5 basis points for the quarter ended March 31, 2025.

Three months ended – March 31, 2025, compared to March 31, 2024
The increase in net interest margin was due to loan growth and, to a lesser extent, an increase in loan yields, partially offset by increases in the average balance of funding liabilities and funding costs.

The increase in interest-earning asset yields of 21 basis points was due primarily to loan repricing and originations at higher interest rates, partially offset by an increase in funding costs of 9 basis points driven by higher market rates and increases in certificate of deposits and borrowed funds.

Provision for Credit Losses
The provision for credit losses for the three-month periods ended March 31, 2025 and March 31, 2024, are presented below:

	Three months ended		Increase / (Decrease)
(Dollars in thousands)	March 31, 2025	March 31, 2024
Provision for credit losses on loans - collectively evaluated	$685	$417	$268
Provision for credit losses on loans - individually evaluated	(565)	1,451	(2,016)
Provision for credit losses on loans	120	1,868	(1,748)

Provision for unfunded commitments	211	(1,246)	1,457

Provision for credit losses	$331	$622	$(291)

The provision for credit losses on collectively evaluated loans of $685 thousand for the quarter ended March 31, 2025, resulted mainly from loan growth, partially offset by net recoveries, which were primarily from the sale of non-performing loans noted above.

The decrease in the provision for credit losses of $291 thousand, compared to the prior year quarter, was due primarily to a net decrease in reserves on individually evaluated loans of $2.0 million, partially offset by an increase in reserves for unfunded commitments of $1.5 million.

The decrease in reserves on individually evaluated loans was due primarily to two commercial relationships that experienced improvement in their collateral valuation compared to the prior year period, while the increase in reserves for unfunded commitments resulted primarily from an increase in off-balance sheet commitments that required a reserve.

Non-Interest Income
Non-interest income for the three months ended March 31, 2025, amounted to $5.2 million, a decrease of $307 thousand, or 6%, compared to the three months ended March 31, 2024. The decrease was due primarily to a decrease in gains on equity securities of $766 thousand, partially offset by an increase in wealth management fees of $247 thousand.

Non-Interest Expense
Non-interest expense for the three months ended March 31, 2025, amounted to $29.9 million, an increase of $1.0 million, or 4%, compared to the three months ended March 31, 2024. The increase was due primarily to increases in salaries and employee benefits expense of $760 thousand and merger-related expenses of $290 thousand.

Income Taxes
The effective tax rate for the three months ended March 31, 2025, amounted to 23.3%, compared to 23.7% for the three months ended March 31, 2024.

Balance Sheet
Total assets amounted to $4.90 billion at March 31, 2025, compared to $4.83 billion at December 31, 2024, an increase of 2%.

Total investment securities at fair value amounted to $603.9 million at March 31, 2025, compared to $593.6 million at December 31, 2024, an increase of 2%. The increase during the three months ended March 31, 2025, was largely attributable to a decrease in unrealized losses on debt securities resulting from decreases in market interest rates during the period, partially offset by principal pay-downs, calls and maturities. Unrealized losses on debt securities amounted to $79.9 million at March 31, 2025, compared to $101.8 million at December 31, 2024, a decrease of 22%.

Total loans amounted to $4.05 billion at March 31, 2025, compared to $3.98 billion at December 31, 2024, an increase of 2%. The increase during the three months ended March 31, 2025, was due primarily to an increase in commercial real estate loans of $70.2 million.

Total deposits amounted to $4.30 billion at March 31, 2025, compared to $4.19 billion at December 31, 2024, an increase of 3%. The increase during the three months ended March 31, 2025, was due primarily to an increase in brokered deposits of $150.0 million. Excluding brokered deposits, total deposits decreased $37.0 million during the first quarter of 2025.

Total borrowed funds amounted to $94.5 million at March 31, 2025, compared to $153.1 million at December 31, 2024, a decrease of 38%. The decrease during the three months ended March 31, 2025, resulted primarily from the increase in brokered deposits during the period.

Total shareholders' equity amounted to $385.4 million at March 31, 2025, compared to $360.7 million at December 31, 2024, an increase of 7%. The increase during the three months ended March 31, 2025, was due primarily to a decrease in the accumulated other comprehensive loss of $17.0 million and an increase in retained earnings of $7.3 million.

Credit Quality
Selected credit quality metrics at March 31, 2025, compared to December 31, 2024, were as follows:
•The allowance for credit losses ("ACL") for loans amounted to $64.0 million, or 1.58% of total loans, compared to $63.5 million, or 1.59% of total loans. The decrease in the ACL for loans to total loan ratio was due primarily to a decrease in reserves on individually evaluated loans.
•The reserve for unfunded commitments (included in other liabilities) amounted to $4.6 million, compared to $4.4 million. The increase was driven primarily by an increase in off-balance sheet commitments that required a reserve.
•Non-performing loans amounted to $28.5 million, or 0.70% of total loans, compared to $26.7 million, or 0.67% of total loans.

Net recoveries for the three months ended March 31, 2025, amounted to $424 thousand, or 0.04% of average total loans, which included $461 thousand in recoveries from the sale of non-performing loans noted above. Net charge-offs for the three months ended March 31, 2024, amounted to $122 thousand, or 0.01% of average total loans.

Wealth Management
Wealth assets under management and administration, which are not carried as assets on the Company's consolidated balance sheets, amounted to $1.51 billion at March 31, 2025, a decrease of $24.7 million, or 2%, compared to December 31, 2024, resulting primarily from a decrease in market values.

ABOUT ENTERPRISE BANCORP, INC.
Enterprise Bancorp, Inc. is a Massachusetts corporation that conducts substantially all its operations through Enterprise Bank and Trust Company, commonly referred to as Enterprise Bank, and has reported 142 consecutive profitable quarters. Enterprise Bank is principally engaged in the business of attracting deposits from the general public and investing in commercial loans and investment securities. Through Enterprise Bank and its subsidiaries, the Company offers a range of commercial, residential and consumer loan products, deposit products and cash management services, electronic and digital banking options, as well as wealth management, and trust services. The Company's headquarters and Enterprise Bank's main office are located at 222 Merrimack Street in Lowell,

Massachusetts. The Company's primary market area is the Northern Middlesex, Northern Essex, and Northern Worcester counties of Massachusetts and the Southern Hillsborough and Southern Rockingham counties in New Hampshire. Enterprise Bank has 27 full-service branches located in the Massachusetts communities of Acton, Andover, Billerica (2), Chelmsford (2), Dracut, Fitchburg, Lawrence, Leominster, Lexington, Lowell (2), Methuen, North Andover, Tewksbury (2), Tyngsborough and Westford and in the New Hampshire communities of Derry, Hudson, Londonderry, Nashua (2), Pelham, Salem and Windham.

FORWARD-LOOKING STATEMENTS
This earnings release contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by references to a future period or periods or by the use of the words "believe," "expect," "anticipate," "intend," "upcoming," "estimate," "assume," "will," "should," "could," "plan," and other similar terms or expressions. Forward-looking statements should not be relied on because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties, and other factors may cause the actual results, performance, and achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed in, or implied by, the forward-looking statements. Factors that could cause such differences include, but are not limited to, (i) disruption from the proposed merger with Independent; (ii) the risk that the proposed merger with Independent may not be completed in a timely manner or at all; (iii) the occurrence of any event, change, or other circumstances that could give rise to the termination of the proposed merger with Independent; (iv) the failure to obtain necessary regulatory approvals for the proposed merger with Independent; (v) the ability to successfully integrate the combined business; (vi) the possibility that the amount of the costs, fees, expenses, and charges related to the proposed merger with Independent may be greater than anticipated, including as a result of unexpected or unknown factors, events, or liabilities; (vii) the failure of the conditions to the proposed merger with Independent to be satisfied; (viii) reputational risk and the reaction of the parties' customers to the proposed merger with Independent; (xi) the risk of potential litigation or regulatory action related to the proposed merger with Independent; (x) the impact on us and our customers of a decline in general economic conditions and any regulatory responses thereto; (xi) potential recession in the United States and our market areas; (xii) the impacts related to or resulting from uncertainty in the banking industry as a whole; (xiii) increased competition for deposits and related changes in deposit customer behavior; (xiv) the impact of changes in market interest rates, whether due to a continuation of the elevated interest rate environment or further reductions in interest rates and a resulting decline in net interest income; (xv) the lingering inflationary pressures, and the risk of the resurgence of elevated levels of inflation, in the United States and our market areas; (xvi) the uncertain impacts of ongoing quantitative tightening and current and future monetary policies of the Board of Governors of the Federal Reserve System; (xvii) increases in unemployment rates in the United States and our market areas; (xviii) adverse changes in customer spending and savings habits; (xix) declines in commercial real estate values and prices; (xx) a deterioration of the credit rating for U.S. long-term sovereign debt or uncertainty regarding United States fiscal debt, deficit and budget matters; (xxi) cyber incidents or other failures, disruptions or breaches of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber-attacks; (xxii) severe weather, natural disasters, acts of war or terrorism, geopolitical instability or other external events, including as a result of changes in U.S. presidential administrations or Congress, including potential changes in U.S. and international trade and tariff policies and the resulting impact on the Company and its customers; (xxiii) the effect of volatility in the capital markets on our fee income from our wealth management business; (xxiv) competition and market expansion opportunities; (xxv) changes in non-interest expenditures or in the anticipated benefits of such expenditures; (xxvi) changes in tax laws; (xxvii) the risks related to the development, implementation, use and management of emerging technologies, including artificial intelligence and machine learnings; (xxviii) potential increased costs related to the impacts of climate change; and (xxix) current or future litigation, regulatory examinations or other legal and/or regulatory actions. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized and readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release. For more information about these factors, please see our reports filed with or furnished to the U.S. Securities and Exchange Commission (the "SEC"), including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the SEC, including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Any forward-looking statements contained in this earnings release are made as of the date hereof, and we undertake no duty, and specifically disclaim any duty, to update or revise any such statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

In connection with the proposed transaction between Independent and Enterprise, Independent has filed with the SEC a Registration Statement on Form S-4 (the “Registration Statement”) that includes a proxy statement for a special meeting of Enterprise’s shareholders to approve the proposed transaction and that also constitutes a prospectus for the Independent common stock that will be issued in the proposed transaction, as well as other relevant documents concerning the proposed transaction. INVESTORS AND SHAREHOLDERS OF INDEPENDENT AND ENTERPRISE ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INDEPENDENT, ENTERPRISE AND THE PROPOSED TRANSACTION. Copies of the Registration Statement and of the proxy statement/prospectus and other filings incorporated by reference therein, as well as other filings containing information about Independent and Enterprise, can be obtained, free of charge, as they become available at the SEC’s website (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Independent Investor Relations, 288 Union Street, Rockland, Massachusetts 02370, telephone (774) 363-9872 or to Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, MA 01852, Attention: Corporate Secretary, telephone (978) 656-5578.

ENTERPRISE BANCORP, INC.
Consolidated Balance Sheets
(unaudited)

(Dollars in thousands, except per share data)	March 31, 2025	December 31, 2024	March 31, 2024
Assets
Cash and cash equivalents:
Cash and due from banks	$52,194	$42,689	$41,443
Interest-earning deposits with banks	34,543	41,152	106,391
Total cash and cash equivalents	86,737	83,841	147,834
Investments:
Debt securities at fair value (amortized cost of $674,601, $685,766 and $749,561 respectively)	594,691	583,930	643,924
Equity securities at fair value	9,242	9,665	8,102
Total investment securities at fair value	603,933	593,595	652,026
Federal Home Loan Bank stock	4,932	7,093	2,482
Loans held for sale	1,069	520	400
Loans:
Total loans	4,049,642	3,982,898	3,654,322
Allowance for credit losses	(64,042)	(63,498)	(60,741)
Net loans	3,985,600	3,919,400	3,593,581
Premises and equipment, net	41,464	42,444	44,671
Lease right-of-use asset	23,946	24,126	24,645
Accrued interest receivable	21,782	20,553	20,501
Deferred income taxes, net	42,338	49,096	47,903
Bank-owned life insurance	67,927	67,421	65,878
Prepaid income taxes	4,099	2,583	5,771
Prepaid expenses and other assets	11,006	11,398	12,667
Goodwill	5,656	5,656	5,656
Total assets	$4,900,489	$4,827,726	$4,624,015
Liabilities and Shareholders' Equity
Liabilities
Deposits:
Customer deposits	$4,150,668	$4,187,698	$4,106,119
Brokered deposits	149,975	—	—
Total deposits	4,300,643	4,187,698	4,106,119
Borrowed funds	94,493	153,136	63,246
Subordinated debt	59,894	59,815	59,577
Lease liability	23,699	23,849	24,303
Accrued expenses and other liabilities	29,422	33,425	30,945
Accrued interest payable	6,983	9,055	6,386
Total liabilities	4,515,134	4,466,978	4,290,576
Commitments and Contingencies
Shareholders' Equity
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized; no shares issued	—	—	—
Common stock, $0.01 par value per share; 40,000,000 shares authorized; 12,510,019, 12,447,308 and 12,376,562 shares issued and outstanding, respectively.	125	124	124
Additional paid-in capital	111,621	111,295	108,246
Retained earnings	335,568	328,243	306,943
Accumulated other comprehensive loss	(61,959)	(78,914)	(81,874)
Total shareholders' equity	385,355	360,748	333,439
Total liabilities and shareholders' equity	$4,900,489	$4,827,726	$4,624,015

ENTERPRISE BANCORP, INC.
Consolidated Statements of Income
(unaudited)

	Three months ended
(Dollars in thousands, except per share data)	March 31, 2025	December 31, 2024	March 31, 2024
Interest and dividend income:
Other interest-earning assets	$535	$833	$1,172
Investment securities	3,608	3,881	4,034
Loans and loans held for sale	55,408	54,528	48,817
Total interest and dividend income	59,551	59,242	54,023
Interest expense:
Deposits	18,288	19,488	17,272
Borrowed funds	1,706	394	694
Subordinated debt	867	867	867
Total interest expense	20,861	20,749	18,833
Net interest income	38,690	38,493	35,190
Provision for credit losses	331	(106)	622
Net interest income after provision for credit losses	38,359	38,599	34,568
Non-interest income:
Wealth management fees	2,097	2,043	1,850
Deposit and interchange fees	2,157	2,240	2,069
Income on bank-owned life insurance, net	506	522	458
Net gains on sales of loans	47	33	22
Net (losses) gains on equity securities	(301)	(30)	465
Other income	682	808	631
Total non-interest income	5,188	5,616	5,495
Non-interest expense:
Salaries and employee benefits	19,936	19,276	19,176
Occupancy and equipment expenses	2,582	2,364	2,459
Technology and telecommunications expenses	2,709	2,687	2,745
Advertising and public relations expenses	752	609	743
Audit, legal and other professional fees	541	460	734
Deposit insurance premiums	878	950	859
Supplies and postage expenses	229	242	237
Merger-related expenses	290	1,137	—
Other operating expenses	2,032	2,117	1,955
Total non-interest expense	29,949	29,842	28,908
Income before income taxes	13,598	14,373	11,155
Provision for income taxes	3,163	3,646	2,648
Net income	$10,435	$10,727	$8,507

Basic earnings per common share	$0.84	$0.86	$0.69
Diluted earnings per common share	$0.84	$0.86	$0.69

Basic weighted average common shares outstanding	12,464,721	12,433,895	12,292,417
Diluted weighted average common shares outstanding	12,495,458	12,460,063	12,304,203

ENTERPRISE BANCORP, INC.
Selected Consolidated Financial Data and Ratios
(unaudited)

	At or for the three months ended
(Dollars in thousands, except per share data)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Balance Sheet Data
Total cash and cash equivalents	$86,737	$83,841	$88,632	$199,719	$147,834
Total investment securities at fair value	603,933	593,595	631,975	636,838	652,026
Total loans	4,049,642	3,982,898	3,858,940	3,768,649	3,654,322
Allowance for credit losses	(64,042)	(63,498)	(63,654)	(61,999)	(60,741)
Total assets	4,900,489	4,827,726	4,742,809	4,773,681	4,624,015
Customer deposits	4,150,668	4,187,698	4,189,461	4,248,801	4,106,119
Brokered deposits	149,975	—	—	—	—
Borrowed funds	94,493	153,136	59,949	61,785	63,246
Subordinated debt	59,894	59,815	59,736	59,657	59,577
Total shareholders' equity	385,355	360,748	368,109	340,441	333,439
Total liabilities and shareholders' equity	4,900,489	4,827,726	4,742,809	4,773,681	4,624,015

Wealth Management
Wealth assets under management	$1,214,050	$1,230,014	$1,212,076	$1,129,147	$1,105,036
Wealth assets under administration	$297,233	$305,930	$302,891	$267,529	$268,074

Shareholders' Equity Ratios
Book value per common share	$30.80	$28.98	$29.62	$27.40	$26.94
Dividends paid per common share	$0.25	$0.24	$0.24	$0.24	$0.24

Regulatory Capital Ratios
Total capital to risk weighted assets	13.06%	13.06%	13.07%	13.07%	13.20%
Tier 1 capital to risk weighted assets(1)	10.39%	10.38%	10.36%	10.34%	10.43%
Tier 1 capital to average assets	8.98%	8.94%	8.68%	8.76%	8.85%

Credit Quality Data
Non-performing loans	$28,479	$26,687	$25,946	$17,731	$18,527
Non-performing loans to total loans	0.70%	0.67%	0.67%	0.47%	0.51%
Non-performing assets to total assets	0.58%	0.55%	0.55%	0.37%	0.40%
ACL for loans to total loans	1.58%	1.59%	1.65%	1.65%	1.66%
Net (recoveries) charge-offs	$(424)	$221	$(7)	$(130)	$122

Income Statement Data
Net interest income	$38,690	$38,493	$38,020	$36,161	$35,190
Provision for credit losses	331	(106)	1,332	137	622
Total non-interest income	5,188	5,616	6,140	5,628	5,495
Total non-interest expense	29,949	29,842	29,353	29,029	28,908
Income before income taxes	13,598	14,373	13,475	12,623	11,155
Provision for income taxes	3,163	3,646	3,488	3,111	2,648
Net income	$10,435	$10,727	$9,987	$9,512	$8,507

Income Statement Ratios
Diluted earnings per common share	$0.84	$0.86	$0.80	$0.77	$0.69
Return on average total assets	0.87%	0.89%	0.82%	0.82%	0.75%
Return on average shareholders' equity	11.45%	11.82%	11.20%	11.55%	10.47%
Net interest margin (tax-equivalent)(2)	3.32%	3.29%	3.22%	3.19%	3.20%
(1)Ratio also represents common equity tier 1 capital to risk weighted assets as of the periods presented.
(2)Tax-equivalent net interest margin is net interest income adjusted for the tax-equivalent effect associated with tax-exempt loan and investment income, expressed as a percentage of average interest-earning assets.

ENTERPRISE BANCORP, INC.
Consolidated Loan and Deposit Data
(unaudited)

Major classifications of loans at the dates indicated were as follows:

(Dollars in thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Commercial real estate owner-occupied	$708,645	$704,634	$660,063	$660,478	$635,420
Commercial real estate non owner-occupied	1,629,394	1,563,201	1,579,827	1,544,386	1,524,174
Commercial and industrial	483,165	479,821	415,642	426,976	417,604
Commercial construction	664,936	679,969	674,434	622,094	583,711
Total commercial loans	3,486,140	3,427,625	3,329,966	3,253,934	3,160,909

Residential mortgages	450,456	443,096	424,030	413,323	400,093
Home equity loans and lines	105,779	103,858	95,982	93,220	85,144
Consumer	7,267	8,319	8,962	8,172	8,176
Total retail loans	563,502	555,273	528,974	514,715	493,413
Total loans	4,049,642	3,982,898	3,858,940	3,768,649	3,654,322

ACL for loans	(64,042)	(63,498)	(63,654)	(61,999)	(60,741)
Net loans	$3,985,600	$3,919,400	$3,795,286	$3,706,650	$3,593,581

Deposits are summarized at the periods indicated were as follows:

(Dollars in thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Non-interest checking	$1,028,326	$1,077,998	$1,064,424	$1,041,771	$1,038,887
Interest-bearing checking	715,517	699,671	682,050	788,822	730,819
Savings	284,960	270,367	279,824	294,566	285,090
Money market	1,437,907	1,454,443	1,488,437	1,504,551	1,469,181
CDs $250,000 or less	393,890	377,958	375,055	358,149	337,367
CDs greater than $250,000	290,068	307,261	299,671	260,942	244,775
Total customer deposits	4,150,668	4,187,698	4,189,461	4,248,801	4,106,119
Brokered deposits	149,975	—	—	—	—
Deposits	$4,300,643	$4,187,698	$4,189,461	$4,248,801	$4,106,119

ENTERPRISE BANCORP, INC.
Consolidated Average Balance Sheets and Yields (tax-equivalent basis)
(unaudited)

The following table presents the Company's average balance sheets, net interest income and average rates for the periods indicated:

	Three months ended March 31, 2025			Three months ended December 31, 2024			Three months ended March 31, 2024
(Dollars in thousands)	Average Balance	Interest(1)	Average Yield(1)	Average Balance	Interest(1)	Average Yield(1)	Average Balance	Interest(1)	Average Yield(1)
Assets:
Other interest-earning assets(2)	$44,673	$535	4.86%	$68,224	$833	4.85%	$86,078	$1,172	5.48%
Investment securities(3) (tax-equivalent)	689,138	3,705	2.15%	704,629	3,985	2.26%	763,692	4,157	2.18%
Loans and loans held for sale(4) (tax-equivalent)	4,015,667	55,555	5.60%	3,911,386	54,673	5.56%	3,608,157	48,960	5.46%
Total interest-earnings assets (tax-equivalent)	4,749,478	59,795	5.10%	4,684,239	59,491	5.06%	4,457,927	54,289	4.89%
Other assets	98,003			101,952			91,794
Total assets	$4,847,481			$4,786,191			$4,549,721

Liabilities and stockholders' equity:
Non-interest checking	$1,034,122	—		$1,106,823	—		$1,069,145	—
Interest checking, savings and money market	2,405,722	10,332	1.74%	2,471,854	11,728	1.89%	2,418,947	11,356	1.89%
CDs	686,689	7,121	4.21%	683,248	7,760	4.52%	549,097	5,916	4.33%
Brokered deposits	76,647	835	4.42%	—	—	—%	—	—	—%
Total deposits	4,203,180	18,288	1.68%	4,261,925	19,488	1.82%	4,037,189	17,272	1.72%
Borrowed funds	154,911	1,706	4.47%	37,812	394	4.15%	63,627	694	4.38%
Subordinated debt(5)	59,847	867	5.79%	59,768	867	5.80%	59,530	867	5.82%
Total funding liabilities	4,417,938	20,861	1.91%	4,359,505	20,749	1.89%	4,160,346	18,833	1.82%
Other liabilities	59,976			65,720			62,500
Total liabilities	4,477,914			4,425,225			4,222,846
Stockholders' equity	369,567			360,966			326,875
Total liabilities and stockholders' equity	$4,847,481			$4,786,191			$4,549,721

Net interest-rate spread (tax-equivalent)			3.19%			3.17%			3.07%
Net interest income (tax-equivalent)		38,934			38,742			35,456
Net interest margin (tax-equivalent)			3.32%			3.29%			3.20%
Less tax-equivalent adjustment		244			249			266
Net interest income		$38,690			$38,493			$35,190
Net interest margin			3.29%			3.27%			3.17%
(1)Average yields and interest income are presented on a tax-equivalent basis, calculated using a U.S. federal income tax rate of 21% for each period presented, based on tax-equivalent adjustments associated with tax-exempt loans and investments interest income.
(2)Average other interest-earning assets include interest-earning deposits with banks, federal funds sold and Federal Home Loan Bank stock.
(3)Average investment securities are presented at average amortized cost.
(4)Average loans and loans held for sale are presented at average amortized cost and include non-accrual loans.
(5)Subordinated debt is net of average deferred debt issuance costs.